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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-88124, 33-88180, 333-09623, 333-39060, 333-39064, 333-39290, 333-61588, 333-101444, 333-100716, 333-104659, 333-117909, and 333-117910 on Form S-8 of our reports dated January 18, 2008 related to the consolidated financial statements of Shuffle Master, Inc., and the effectiveness of Shuffle Master, Inc.'s internal controls over financial reporting appearing in this Annual Report on Form 10-K for the year ended October 31, 2007.

/s/  DELOITTE & TOUCHE LLP
Las Vegas, Nevada
January 18, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM